Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-99196, 33-94974, 333-65799, 333-36159, 333-82418, 333-82416, 333-140539, 333-158287 and 333-169438) and the Registration statements on Form S-3 (Nos. 333-143421, 333-161315, 333-165356 and 333-169434) of Acorn Energy, Inc. of our reports dated March 22, 2010, except for Note 3(b) which is as of March 16, 2011, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ Kesselman & Kesselman
Certified Public Accountants
A member of PricewaterhouseCoopers International Limited

March 16, 2011,

Tel Aviv, Israel